UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

                        EXHIBIT 99.2

NEWS RELEASE

February 28, 2006	Analyst Contact:	Susan Allen:	203.499.2409
	Media Contact:	Anita Steeves:	203.499.2901
		After Hours:	203.499.2812

UIL Holdings Corporation to Speak at Conference in Boston

Today, February 28, 2006, UIL Holdings (NYSE:UIL) will make a presentation to a group of analysts at the Northeast Utilities Seminar in Boston. Chairman and Chief Executive Officer, Mr. Nathaniel D. Woodson, will report on the 2005 financial results and key developments in 2005, including the four year distribution rate case decision, the Middletown/Norwalk transmission project, the monetization of its minority interests and the successful union negotiations that resulted in a six year contract. Woodson will also report that these key developments will enable the company to focus on the future with greater distribution revenue predictability from the rate case, financial flexibility as a result of the planned divestitures, growth from investment in transmission and labor stability; and will discuss the growth in the components of the utility rate base. Woodson will then reaffirm 2006 earnings guidance of $3.50 - $3.70 per share, noting that this earnings guidance includes a projected gain of $0.60 - $0.70 per share related to the previously announced sales of UIL’s interest in Bridgeport Energy and Cross Sound Cable; and will announce projected growth rates for 2007 through 2009 for the utility and Xcelecom. Woodson will report that the utility’s earnings are expected to grow at a compounded annual rate of 4% - 5% over the years 2007 through 2009 because the projected increase in earnings from the transmission division will more than offset the projected earnings decline at the rest of the utility. Woodson will then report that Xcelecom’s earnings are expected to grow at a compounded annual rate of 1% - 3%. Consolidated earnings are expected to grow at a compounded rate of 4% - 6% from the projected 2006 earnings guidance, net of any gains from sales.

UIL Holdings has filed this presentation as an attachment to a Form 8-K with the Securities and Exchange Commission. The presentation has been posted to UIL’s web page at http://www.uil.com.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for a number of entities: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport areas; Xcelecom Inc., a leading provider of specialty contracting and voice-data-video systems integration and United Bridgeport Energy, Inc., which holds a 33% interest in a gas-fired merchant wholesale electric generating facility. For more information on UIL Holdings, visit us at http://www.uil.com.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Corporation’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products ,timing factors, services and prices of the Corporation’s subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.